                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


                               December 31, 1996
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                               Cinema Ride, Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



    Delaware                        0-24592                      95-4417467
----------------                ----------------               --------------
(State or other                 (Commission File               (IRS Employer
jurisdiction of                 Number)                        Identification
Incorporation)                                                 Number)


                        12001 Ventura Place, Suite 340
                         Studio City, California 91604
                   ----------------------------------------
                   (Address of principal executive offices)


                                (818) 761-1002
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

          On December 31, 1996, Cinema Ride, Inc. (the "Company") closed a financing with Finova Technology Finance, Inc. (the "Lender") structured as a sale leaseback transaction of certain equipment owed by the Company. The gross loan amount was for $1,575,026.88 to be paid over a four year term at $40,903.45 per month. The loan bears a variable interest rate based on the average weekly interest rate of three-year U.S. Treasury Securities. The financing agreement requires the Company to repurchase the equipment at the end of the lease for $157,503.

          In connection with obtaining this financing, the Lender required the Company to raise a minimum of $500,000 through a combination of equity, subordinated debt, or conversion to equity of existing notes/liabilities. The Company, to date, has issued 444,285 shares of the Company's common stock to various vendors and 250,000 shares to existing noteholders in lieu of amounts owed by the Company, enabling the Company to meet the Lender's requirement. The Company also issued 100,000 warrants to the Lender at an exercise price of $2.00 per share, and an aggregate of 265,643 warrants to the brokers at an exercise price based on 110% of the market value at the closing date of the financing.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          4.1  Warrant Certificate.

          4.2 Warrant Holder Rights Agreement dated as of December 31, 1996 between the Company and the Lender.

          10.1 Master Equipment Lease Agreement dated as of December 12, 1996 between the Lender and the Company.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated:  January 21, 1997

                                           CINEMA RIDE, INC.



                                           By: /s/ Mitch Francis
                                              ------------------
                                                Mitch Francis, President

                                       3